Exhibit 10.44

FORM OF MANAGEMENT RSA

AGREEMENT

INTERLINE BRANDS, INC.
2004 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), dated as of December __, 2004 (the “Date of Grant”), is made by and between Interline Brands, Inc. (the “Company”), and ______________________(the “Participant”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.             Restricted Stock Award.

(a)           The Award.  Subject to the provisions of this Agreement and to the provisions of the Plan, the Participant hereby agrees to purchase, and the Company hereby agrees to sell to the Participant, on the Date of Grant, ______shares of Common Stock (the “Restricted Stock”), at a per share purchase price of $0.01 per share, which is the par value of one share of Common Stock (the “Award”).   The Award is subject to the transfer and forfeiture restrictions described herein and in the Plan and shall vest and become non-forfeitable in accordance with Section 2 hereof.

(b)           Incorporation by Reference Etc.  The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

2.             Terms and Conditions.

(a)           Vesting.  Contingent upon the Participant’s continued employment with the Company or its Affiliates, the Restricted Period shall lapse and the Award shall vest and become non-forfeitable with respect to one-third (1/3) of the shares of Restricted Stock underlying the Award in respect of the years ending on each of December 31, 2005, December 31, 2006 and December 31, 2007 (the “Annual Performance Portion”), provided that the Performance Goal established by the Committee as previously disclosed to the Participant in writing, with respect to each such annual period have been attained and the Committee has certified that such Performance Goals have been attained. The shares underlying the Annual Performance Portion shall be deemed vested and non-forfeitable on the date the Committee so certifies, which date shall be no later than thirty (30) days after the Company’s annual audited financial statements with respect to such year are delivered to the Board.   The period commencing

on each of December 31, 2005, December 31, 2006, and December 31, 2007 and ending on the date the Committee certifies attainment, if any of such Performance Goals, shall hereinafter be referred to as a “Stub Period.”

(i)            Special Seven Year Vesting and Change in Control.  Notwithstanding any provision in this Agreement to the contrary, and contingent solely upon the Participant’s continued employment with the Company or its Affiliates, effective on the seventh (7th) anniversary of the Date of Grant, the Restricted Period applicable to the Award shall lapse and such Award shall vest and become non-forfeitable.  In addition, in the event of a Change in Control while the Participant is employed with the Company or its Affiliates, the Restricted Period applicable to the Award shall lapse and such Award shall vest and become non-forfeitable in a manner and at a time which allows the Participant to participate in the Change in Control transactions with respect to the shares subject to the Award, in accordance with Section 13 of the Plan.
(ii)           Termination.  If the Performance-Based Portion of the Award has not vested as of the date of the Participant’s termination of employment with the Company or its Affiliates it shall be forfeited as of the date of such termination without any further consideration being due or owing to the Participant in respect of such Performance-Based Portion; provided; however that in the event the Company terminates the Participant’s employment with the Company or its Affiliate without Cause or the Participant terminates his employment with the Company or its Affiliates for “Good Reason” (as such term is defined in any employment agreement entered into by and between the Company and the Participant in effect on the Date of Grant) during a Stub Period, and the Committee certifies on the last day of such Stub Period, that the Performance Goals with respect to the Restricted Period ending immediately prior to such Stub Period have been attained, the Participant shall be deemed vested in the Annual Performance Portion, that would have vested had he been employed on the last day of such Stub Period.

3.             Certificates.

The certificates evidencing the Restricted Stock, and a stock power executed by the Participant in blank with respect hereto in the form annexed hereto as Exhibit A, shall be deposited with an escrow agent designated by the Committee, which may be the Company (the “Escrow Agent”) until such time as either (i) any such shares are forfeited in accordance with Section 2 hereof, or (ii) the restrictions on any such shares lapse in accordance with Section 2 hereof, in which case any such shares shall be delivered to the Participant in accordance with, and subject to the limitations of, Section 4 hereof.  The period during which any share of Restricted Stock is held by the Escrow Agent in accordance with the preceding sentence is referred to herein as the “Restricted Period” with respect to such share.  The Committee shall cause the Escrow Agent to issue to the Participant a receipt evidencing the stock certificates held by the Escrow Agent registered in the name of the Participant.  Each such certificate shall bear the following legend until the lapse of the Restricted Period with respect to the shares represented by such certificate:

Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Interline Brands, Inc. 2004 Equity Incentive Plan and the Restricted Stock Award Agreement, effective _____, 2004 between Interline Brands, Inc. and the Participant.  Copies of the Agreement and Plan are on file at the offices of Interline Brands, Inc.

In the case of the Participant’s death, such certificates will be delivered to the beneficiary designated in writing by the Participant in the form annexed hereto as Exhibit B, or, in the event no beneficiary has been chosen or such beneficiary has predeceased the Participant or cannot be located within a reasonable amount of time (as determined by the Committee), to the Participant ‘s legatee or legatees, or to his personal representatives or distributees, as the case may be.  To the extent that any determination must be made to properly effect the delivery of stock certificates in the event of the Participant ‘s death, such determination shall be made by the Committee and shall be final and binding and shall completely discharge the Company from its obligation to deliver stock certificates hereunder.

4.             Voting and Dividends.

Subject to the restrictions set forth in this Agreement, from and after the date that the restrictions lapse pursuant to Section 2 of this Agreement, the Participant shall possess all incidents of ownership of the shares of Restricted Stock granted hereunder, including the right to receive dividends or distributions in cash or in kind with respect to such shares of Restricted Stock and the right to vote such shares of Restricted Stock, but only with respect to the shares of Restricted Stock for which such restrictions have lapsed pursuant to Section 2 hereof.   If any dividends or such distributions in cash or in-kind are made in respect of shares of Common Stock prior to the lapse of the restrictions relating to any shares of Restricted Stock granted hereunder, any such dividends or distributions made in respect of shares of Restricted Stock as to which the restrictions have not lapsed shall be paid to the Participant as and when, and if the restrictions on such shares of Restricted Stock lapse and such Restricted Stock becomes vested and non-forfeitable.

5.             Changes in Capital Structure.

Subject to the applicable section of the Plan related to changes in capital structure, the Award shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number or kind of shares of Common Stock or other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan, or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of the Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Participant, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Award and/or the Plan, to the end that after such event the Participant’s proportionate interest shall be maintained as before the occurrence of such event.

6.             Nontransferability.

No share of Restricted Stock may at any time prior to the date the applicable Restricted Period has lapsed and the shares have become vested pursuant to Section 2 hereof be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant except in accordance with the applicable provisions of this Agreement and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company.

7.             Other Restrictions.

The Restricted Stock shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock underlying the Award upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the Participant with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, the delivery or purchase of the shares subject to the Award, then in any such event, the grant of Restricted Stock shall not be effective unless and until such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

8.             Taxation, Withholding; 83(b) Election.  The Participant agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax, withholding requirements or like requirements, including the payment to the Company upon the vesting of shares of Restricted Stock (or such later date as may be applicable under Section 83 of the Code), or other settlement in respect of, the Restricted Stock of all such taxes and requirements and the Company shall be authorized to take such action as may be necessary in the opinion of the Company’s counsel (including, without limitation, withholding amounts from any compensation or other amount owing from the Company to the Participant) to satisfy all obligations for the payment of such taxes.  Notwithstanding the foregoing, upon the lapse of the restrictions set forth in Section 2 of the Agreement, the Company shall withhold shares of Common Stock otherwise deliverable to the Participant in respect of the Restricted Stock in an amount equal to the highest amount permitted with respect to supplemental wages under Section 3402 of the Code and the regulations issued thereunder (using the regular payroll method or the flat rate method, whichever results in greater withholding amounts), but only to the extent that such withholding will not result in subjecting this Award or the Tax Option (as heretofore defined) to variable accounting treatment.  On the day following the lapse of the applicable restrictions set forth in Section 2 of this Agreement, the Company shall grant to the Participant an option to purchase a number of shares of Common Stock (the “Tax Option”) equal to the number of shares of Common Stock so withheld.  Such Tax Option shall (i) be a Nonqualified Stock Option, (ii) have an Option Price equal to Fair Market Value of a share of Common Stock on the date it is granted, and (iii) contingent upon the Participant’s continued employment with the Company, vest (x) in four (4) equal installments on each of the first, second, third and fourth anniversaries of the date it is granted and (y) 100% upon a Change in Control.  Such Tax Option shall be governed by the Plan and by such other terms and conditions as may be set forth in an award agreement to be entered into at the time of its grant, including, without limitation, (x) post termination exercise period provisions that are no less favorable to the Participant than the provisions contained in the Nonqualified Stock Option Agreement entered between the Company and the Participant on the Date of Grant and (y) transfer restrictions on the shares of Common Stock acquired upon the exercise of the Tax Option but only to the extent the Committee determines necessary to comply with the rules, regulations or listing standards of the applicable securities exchange or federal or state law.  Notwithstanding the foregoing, the Participant shall not be granted a Tax Option with respect to shares withheld from (i) the Award, if he is not employed with the Company on the date such shares are so withheld or (ii) with respect to any portion of the Award that vests and becomes non-forfeitable solely on account of Section 2(a)(i) hereof.  Notwithstanding the foregoing, the Participant may make an election pursuant to Section 83(b) of the Code in respect of the Restricted Stock and, if he does so, he shall timely notify the Company of such election and send the Company a copy thereof.  In the event the Participant makes an election pursuant to Section 83(b) of the Code, he shall not be granted a Tax Option.  The Participant shall be solely responsible for properly and timely completing and filing any such election.

9.             No Effect on Employment.   Neither this Agreement nor the Award granted hereunder shall confer upon the Participant any right to, or impose upon the Participant any obligation of, continued employment with the Company and shall not in any way modify or restrict any right the Company may otherwise have to terminate such employment.

10.           Notices. Any notice hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telecopy, or certified or registered mail, postage prepaid, as follows:

If to the Company:

Interline Brands, Inc.
801 West Bay Street
Jacksonville, FL 32204
Attention:  General Counsel

If to the Participant, to the address set forth on the signature page hereto or at any other address as any party shall have specified by notice in writing to the other party.

11.           Miscellaneous.  This Agreement, together with the Plan, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company and Participant.  In the event that any provision of this Agreement shall conflict with any provision of the Plan, the provision of the Plan shall control, except to the extent that the same would violate applicable law.

(a)           Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Participant and his heirs and personal representatives.

(b)           If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

(c)           Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

(d)           This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

(e)           This Agreement shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be construed and enforced in accordance with the internal laws of said state without regard to the principles of conflicts of law.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties, effective as of the day and year first written above.

INTERLINE BRANDS, INC.

By:
Name:
Title:

By:
Participant
Address:

Exhibit A

STOCK POWER

For value received, I hereby sell, assign and transfer unto _________________________

______ shares of the Common Stock of Interline Brands, Inc. __________________ standing in my name on the books of said Company represented by Certificate(s) Number(s) _________________ herewith, and do hereby irrevocably constitute and appoint ____________________ attorney to transfer the said stock on the books of said Company with full power of substitute in the premises.

Date:______________________________________

Printed Name:_______________________________

Social Security Number:_______________________

Signature:___________________________________

Witness Signature:____________________________

Exhibit B

BENEFICIARY DESIGNATION FORM

WHEREAS, pursuant to the terms of the Interline Brands, Inc. 2004 Equity Incentive Plan (the “Plan”),  Interline Brands, Inc. (the “Company”) has awarded, __________ shares of common stock of the Company, par value $0.01 per share (“Common Stock”), at a purchase price per share equal to the par value of the Common Stock, which shares are subject to certain restrictions as described in the Plan and a Restricted Stock Award Agreement between the Participant and the Company dated _________(the “Restricted Stock”);

WHEREAS, the Restricted Stock Award Agreement provides that, in the case of the Participant ‘s death, the certificates evidencing the Restricted Stock will be delivered to a beneficiary designated in writing by the Participant on this Beneficiary Designation Form;

NOW THEREFORE, the Participant hereby designates the individual listed below as the designated beneficiary of the Restricted Stock.

Participant
Beneficiary’s Name and Address:

Relationship to the Participant:

Dated: